Exhibit 99.1

N E W S  R E L E A S E

Contact:	Investor Relations Inquiries Edmund E. Kroll
Senior Vice President, Finance & Investor Relations
(212) 759-0382
Media Inquiries
Deanne Lane
Senior Director, Media Affairs
(314) 725-4477

FOR IMMEDIATE RELEASE

CENTENE CORPORATION REPORTS 2010 SECOND QUARTER EARNINGS

ST. LOUIS, MISSOURI (July 27, 2010) -- Centene Corporation (NYSE: CNC) today announced net earnings from continuing operations for the quarter ended June 30, 2010, of $23.0 million, or $0.45 per diluted share.  The discussions below, with the exception of cash flow information, are in the context of continuing operations and all financial ratios exclude premium taxes.

Second Quarter Highlights

—	Quarter-end managed care at-risk membership of 1,531,800, an increase of 242,800 members, or 18.8% year over year.

—	Premium and Service Revenues of $1.051 billion, representing 12.8% year over year growth.

—	Health Benefits Ratio (HBR) of 83.8%, compared to 83.1% in the prior year.

—	General and Administrative (G&A) expense ratio of 12.7%, compared to 13.9% in the prior year.

—	Earnings from operations of $41.7 million, compared to $31.4 million in the prior year.

—
Earnings from continuing operations, net of income tax expense, increased 11.0% year over year to $23.0 million.  Within the quarter, we incurred a $0.03 charge per diluted share to write off a deferred tax asset associated with our Georgia health plan and benefited by $0.03 per diluted share from a shift in start up costs for Mississippi from the second to the third quarter.

—	Diluted earnings per share from continuing operations of $0.45.

—	Days in claims payable of 48.2, including pharmacy claims payable.

—	Estimated 2010 composite premium rate increase between 1% and 3%.

Other Events

—
In May 2010, our Texas health plan was awarded a new ABD contract in the Dallas service area subject to execution of a final contract.  The new contract is expected to commence during the first quarter of 2011.

—	In June 2010, we completed the acquisition of certain assets of Carolina Crescent Health Plan. We now serve 92,600 at-risk members in South Carolina as of June 30, 2010.

—
In June 2010, our Indiana health plan was selected to negotiate a statewide managed care contract effective January 1, 2011.  Upon successful execution of the contract, we will continue to serve Hoosier Healthwise members and begin serving Healthy Indiana Plan members.

—	In July 2010, we closed on the acquisition of certain assets of NovaSys Health, LLC, a leading third party administrator in Arkansas that will complement our existing Celtic business.

Centene Corporation Reports 2010 Second Quarter Results July 27, 2010 / Page 2

Michael F. Neidorff, Centene’s Chairman and Chief Executive Officer, stated, “Our team continues to focus on fundamentals and driving Centene to be a low-cost producer. These are key factors in producing another solid quarterly report and for the long-term success of our enterprise.”

The following table depicts membership in Centene’s managed care organizations, by state, at June 30, 2010 and 2009:

	June 30,
	2010	2009
Arizona	19,300	16,200
Florida	113,100	22,300
Georgia	295,600	292,800
Indiana	212,700	196,100
Massachusetts	30,100	—
Ohio	159,300	141,200
South Carolina	92,600	46,000
Texas	475,500	443,200
Wisconsin	133,600	131,200
Total at-risk membership	1,531,800	1,289,000
Non-risk membership	50,900	114,000
Total	1,582,700	1,403,000

The following table depicts membership in Centene’s managed care organizations, by member category, at June 30, 2010 and 2009:

	June 30,
	2010	2009
Medicaid	1,135,500	958,600
CHIP & Foster Care	272,400	261,400
ABD & Medicare	93,800	69,000
Other State programs	30,100	—
Total at-risk membership	1,531,800	1,289,000
Non-risk membership	50,900	114,000
Total	1,582,700	1,403,000
Statement of Operations

•
Premium and service revenues increased 12.8% for the three months ended June 30, 2010 over 2009 as a result of membership growth in each of our states.  This increase was moderated by the removal of pharmacy services in two states beginning in 2010.  These pharmacy carve outs had the effect of reducing 2010 second quarter revenue by approximately $48 million.

•
The consolidated HBR for the three months ended June 30, 2010 of 83.8% was an increase of 0.7% over the comparable period in 2009.  A reconciliation of the change in HBR from the prior year is presented below:

Second Quarter 2009	83.1%
New markets reserved at higher rates	0.6
Net changes in existing markets	0.1
Second Quarter 2010	83.8%

•
Consolidated G&A expense as a percent of premium and service revenues was 12.7% in the second quarter of 2010, a decrease from 13.9% in the second quarter of 2009.  The decrease reflects the leveraging of our expenses over higher revenues and the impact of our ongoing focus on system enhancements and operational efficiencies.  Additionally, we benefited by $0.03 per diluted share from a shift in start up costs for Mississippi from the second to the third quarter.

•
Effective July 1, 2010, our Georgia health plan will begin paying premium taxes and will no longer be subject to income taxes.  Accordingly, the deferred tax asset related to state net operating loss carry forwards was written off.  The write off increased income tax expense during the second quarter by $1.7 million, or $0.03 per diluted share.

•	Earnings per diluted share from continuing operations were $0.45, compared to $0.47 in the second quarter of 2009.

Centene Corporation Reports 2010 Second Quarter Results July 27, 2010 / Page 3

Balance Sheet and Cash Flow

At June 30, 2010, we had cash and investments of $852.4 million, including $813.0 million held by our regulated entities and $39.4 million held by our unregulated entities.  Medical claims liabilities totaled $455.4 million, representing 48.2 days in claims payable, an increase of 0.5 days from March 31, 2010.  Total debt was $252.8 million and debt to capitalization was 24.5%.

Cash flow from operations through June 30, 2010 was $(98.3) million and was impacted by 1) $86.0 million decrease in unearned revenue due to advance payments received in December 2009 for January 2010 premium payments and 2) $57.7 million increase in premium and related receivables for June premium payments deferred by several states until July 2010.  During the second half of 2010, we expect cash flow from operations to return to historical levels, although the timing of premium payments from each state can vary from period to period.

A reconciliation of the change in days in claims payable from the immediately preceding quarter-end is presented below:

Days in claims payable, March 31, 2010	47.7
Timing of claims payments	0.8
Payment of annual provider bonuses	(0.5)
Impact of new business	0.3
Pharmacy payment timing	(0.1)
Days in claims payable, June 30, 2010	48.2

Outlook

The table below depicts our guidance from continuing operations for 2010:

	Full Year 2010
	Low	High
Premium and Service revenues (in millions)	$ 4,350	$ 4,450
Earnings per diluted share (EPS)	$ 1.78	$ 1.86
HBR %	83.5%	84.5%
G&A %	12.4%	12.9%

Diluted Shares Outstanding (in thousands)	50,500

Based upon known rate adjustments and preliminary discussions with our states that finalize rates in the second half of the year, we currently estimate our 2010 composite premium rate increase to be between 1% and 3%.

Conference Call

As previously announced, we will host a conference call Tuesday, July 27, 2010, at 8:30 A.M. (Eastern Time) to review the financial results for the second quarter ended June 30, 2010, and to discuss our business outlook.  Michael F. Neidorff and William N. Scheffel will host the conference call.

Investors and other interested parties are invited to listen to the conference call by dialing 800-860-2442 in the U.S. and Canada; +1-412-858-4600 from abroad; or via a live, audio webcast on our website at www.centene.com, under the Investors section.

A replay will be available for on-demand listening shortly after the completion of the call for the next twelve months or until 11:59 PM (Eastern Time) on Tuesday, July 26, 2011, at the aforementioned URL, or by dialing 877-344-7529 in the U.S. and Canada, or +1-412-317-0088 from abroad and entering the playback conference number 442132.

Centene Corporation Reports 2010 Second Quarter Results July 27, 2010 / Page 4

About Centene Corporation

Centene Corporation, a Fortune 500 company, is a leading multi-line healthcare enterprise that provides programs and related services to the rising number of under-insured and uninsured individuals. Many receive benefits provided under Medicaid, including the State Children's Health Insurance Program (CHIP), as well as Aged, Blind or Disabled (ABD), Foster Care and long-term care, in addition to other state-sponsored programs, and Medicare (Special Needs Plans). Centene's CeltiCare subsidiary offers states unique, "exchange based" and other cost-effective coverage solutions for low-income populations. The Company operates local health plans and offers a range of health insurance solutions. It also contracts with other healthcare and commercial organizations to provide specialty services including behavioral health, life and health management, managed vision, telehealth services, and pharmacy benefits management.

The information provided in this press release contains forward-looking statements that relate to future events and future financial performance of Centene.  Subsequent events and developments may cause the Company’s estimates to change.  The Company disclaims any obligation to update this forward-looking financial information in the future.  Readers are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, regulatory, competitive and other factors that may cause Centene’s or its industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  Actual results may differ from projections or estimates due to a variety of important factors, including Centene’s ability to accurately predict and effectively manage health benefits and other operating expenses, competition, changes in healthcare practices, changes in federal or state laws or regulations, inflation, provider contract changes, new technologies, reduction in provider payments by governmental payors, major epidemics, disasters and numerous other factors affecting the delivery and cost of healthcare.  The expiration, cancellation or suspension of Centene’s Medicaid Managed Care contracts by state governments would also negatively affect Centene.

 [Tables Follow]

Centene Corporation Reports 2010 Second Quarter Results July 27, 2010 / Page 5

CENTENE CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)
	June 30, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents of continuing operations, including $5,154 and $8,667, respectively, from consolidated variable interest entities	$264,723	$400,951
Cash and cash equivalents of discontinued operations	877	2,801
Total cash and cash equivalents	265,600	403,752
Premium and related receivables, net of allowance for uncollectible accounts of $1,336 and $1,338, respectively, including $7,266 and $11,313, respectively, from consolidated variable interest entities	164,420	103,456
Short-term investments, at fair value (amortized cost $29,542 and $39,230, respectively)	29,660	39,554
Other current assets, including $3,918 and $4,507, respectively, from consolidated variable interest entities	83,843	64,866
Current assets of discontinued operations other than cash	2,314	4,506
Total current assets	545,837	616,134
Long-term investments, at fair value (amortized cost $522,589 and $514,256, respectively)	537,399	525,497
Restricted deposits, at fair value (amortized cost $20,485 and $20,048, respectively)	20,570	20,132
Property, software and equipment, net of accumulated depreciation of $118,995 and $103,883, respectively, including $138,998 and $89,219, respectively, from consolidated variable interest entities	313,839	230,421
Goodwill	244,304	224,587
Intangible assets, net	24,589	22,479
Other long-term assets	35,557	36,829
Long-term assets of discontinued operations	11,442	26,285
Total assets	$1,733,537	$1,702,364
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims liability	$455,375	$470,932
Accounts payable and accrued expenses, including $30,366 and $14,020, respectively, from consolidated variable interest entities	167,613	132,001
Unearned revenue	5,695	91,644
Current portion of long-term debt	771	646
Current liabilities of discontinued operations	7,365	20,685
Total current liabilities	636,819	715,908
Long-term debt	252,028	307,085
Other long-term liabilities	64,870	59,561
Long-term liabilities of discontinued operations	652	383
Total liabilities	954,369	1,082,937

Commitments and contingencies

Stockholders’ equity:
Common stock, $.001 par value; authorized 100,000,000 shares; 51,654,541 issued and 49,210,505 outstanding at June 30, 2010, and 45,593,383 shares issued and 43,179,373 shares outstanding at December 31, 2009	52	46
Additional paid-in capital	395,926	281,806
Accumulated other comprehensive income:
Unrealized gain on investments, net of tax	9,400	7,348
Retained earnings	405,682	358,907
Treasury stock, at cost (2,444,036 and 2,414,010 shares, respectively)	(47,830)	(47,262)
Total Centene Corporation stockholders’ equity	763,230	600,845
Noncontrolling interest	15,938	18,582
Total stockholders’ equity	779,168	619,427
Total liabilities and stockholders’ equity	$1,733,537	$1,702,364

Centene Corporation Reports 2010 Second Quarter Results July 27, 2010 / Page 6
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenues:
Premium	$1,025,928	$909,698	$2,025,243	$1,794,704
Service	24,682	21,591	47,589	45,440
Premium and service revenues	1,050,610	931,289	2,072,832	1,840,144
Premium tax	26,162	108,180	72,661	131,760
Total revenues	1,076,772	1,039,469	2,145,493	1,971,904
Expenses:
Medical costs	859,335	755,706	1,699,043	1,495,046
Cost of services	15,707	14,559	32,859	30,521
General and administrative expenses	133,470	129,221	268,977	251,500
Premium tax	26,551	108,548	73,294	132,490
Total operating expenses	1,035,063	1,008,034	2,074,173	1,909,557
Earnings from operations	41,709	31,435	71,320	62,347
Other income (expense):
Investment and other income	4,142	4,418	11,199	8,031
Interest expense	(3,869)	(4,160)	(7,682)	(8,146)
Earnings from continuing operations, before income tax expense	41,982	31,693	74,837	62,232
Income tax expense	17,254	11,789	29,779	22,634
Earnings from continuing operations, net of income tax expense	24,728	19,904	45,058	39,598
Discontinued operations, net of income tax (benefit) expense of $(90), $(196), $4,350 and $(356), respectively	(226)	(485)	3,694	(934)
Net earnings	24,502	19,419	48,752	38,664
Noncontrolling interest (loss)	1,729	(811)	1,977	(24)
Net earnings attributable to Centene Corporation	$22,773	$20,230	$46,775	$38,688

Amounts attributable to Centene Corporation common stockholders:
Earnings from continuing operations, net of income tax expense	$22,999	$20,715	$43,081	$39,622
Discontinued operations, net of income tax (benefit) expense	(226)	(485)	3,694	(934)
Net earnings	$22,773	$20,230	$46,775	$38,688

Net earnings (loss) per common share attributable to Centene Corporation:
Basic:
Continuing operations	$0.46	$0.48	$0.89	$0.92
Discontinued operations	—	(0.01)	0.08	(0.02)
Earnings per common share	$0.46	$0.47	$0.97	$0.90
Diluted:
Continuing operations	$0.45	$0.47	$0.86	$0.90
Discontinued operations	—	(0.01)	0.08	(0.02)
Earnings per common share	$0.45	$0.46	$0.94	$0.88

Weighted average number of shares outstanding:
Basic	49,135,552	43,001,157	48,203,312	43,034,390
Diluted	50,866,318	44,242,339	49,807,084	44,240,071

Centene Corporation Reports 2010 Second Quarter Results July 27, 2010 / Page 7

CENTENE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2010	2009

Cash flows from operating activities:
Net earnings	$48,752	$38,664
Adjustments to reconcile net earnings to net cash (used in) provided by operating activities:
Depreciation and amortization	24,918	20,892
Stock compensation expense	6,888	7,611
(Gain) loss on sale of investments, net	(3,987)	450
(Gain) on sale of UHP	(8,201)	―
Deferred income taxes	4,928	1,512
Changes in assets and liabilities:
Premium and related receivables	(57,718)	(23,327)
Other current assets	948	1,357
Other assets	1,719	(608)
Medical claims liabilities	(28,868)	17,093
Unearned revenue	(85,950)	44,129
Accounts payable and accrued expenses	(3,536)	(49,377)
Other operating activities	1,851	3,723
Net cash (used in) provided by operating activities	(98,256)	62,119
Cash flows from investing activities:
Capital expenditures	(63,602)	(29,833)
Purchases of investments	(306,124)	(415,052)
Proceeds from asset sales	13,420	―
Sales and maturities of investments	291,735	377,320
Investments in acquisitions, net of cash acquired	(21,473)	(7,621)
Net cash used in investing activities	(86,044)	(75,186)
Cash flows from financing activities:
Proceeds from exercise of stock options	1,759	1,109
Proceeds from borrowings	42,161	288,000
Proceeds from stock offering	104,534	―
Payment of long-term debt	(97,193)	(264,135)
Distributions to noncontrolling interest	(4,840)	(707)
Excess tax benefits from stock compensation	295	15
Common stock repurchases	(568)	(5,447)
Debt issue costs	―	(368)
Net cash provided by financing activities	46,148	18,467
Net (decrease) increase in cash and cash equivalents	(138,152)	5,400
Cash and cash equivalents, beginning of period	403,752	379,099
Cash and cash equivalents, end of period	$265,600	$384,499

Supplemental disclosures of cash flow information:
Interest paid	$7,320	$7,658
Income taxes paid	$27,940	$31,512

Supplemental disclosure of non-cash investing and financing activities:
Contribution from noncontrolling interest	$306	$5,107

Centene Corporation Reports 2010 Second Quarter Results July 27, 2010 / Page 8

CENTENE CORPORATION

CONTINUING OPERATIONS SUPPLEMENTAL FINANCIAL DATA

	Q2	Q1	Q4	Q3	Q2
	2010	2010	2009	2009	2009
MEMBERSHIP
Managed Care:
Arizona	19,300	19,000	18,100	17,400	16,200
Florida	113,100	105,900	102,600	84,400	22,300
Georgia	295,600	301,000	309,700	303,400	292,800
Indiana	212,700	211,400	208,100	200,700	196,100
Massachusetts	30,100	26,900	27,800	500	—
Ohio	159,300	156,000	150,800	151,200	141,200
South Carolina	92,600	53,900	48,600	46,100	46,000
Texas	475,500	459,600	455,100	450,200	443,200
Wisconsin	133,600	134,900	134,800	132,500	131,200
Total at-risk membership	1,531,800	1,468,600	1,455,600	1,386,400	1,289,000
Non-risk membership	50,900	62,200	63,700	63,200	114,000
TOTAL	1,582,700	1,530,800	1,519,300	1,449,600	1,403,000

Medicaid	1,135,500	1,088,300	1,081,400	1,040,000	958,600
CHIP & Foster Care	272,400	266,300	263,600	263,400	261,400
ABD & Medicare	93,800	87,100	82,800	82,500	69,000
Other State programs	30,100	26,900	27,800	500	—
Total at-risk membership	1,531,800	1,468,600	1,455,600	1,386,400	1,289,000
Non-risk membership	50,900	62,200	63,700	63,200	114,000
TOTAL	1,582,700	1,530,800	1,519,300	1,449,600	1,403,000

Specialty Services(a):
Cenpatico Behavioral Health
Arizona	119,700	119,300	120,100	117,300	110,500
Kansas	39,100	39,800	41,400	41,000	41,100
Bridgeway Health Solutions
Long-term Care	2,800	2,700	2,600	2,500	2,400
TOTAL	161,600	161,800	164,100	160,800	154,000

(a) Includes external membership only.

REVENUE PER MEMBER PER MONTH(b)	$208.58	$215.95(c)	$226.42	$222.77	$219.75

CLAIMS(b)
Period-end inventory	480,400	341,400	423,400	414,900	362,200
Average inventory	306,900	283,900	279,000	227,100	234,500
Period-end inventory per member	0.31	0.23	0.29	0.30	0.28
(b) Revenue per member and claims information are presented for the Managed Care at-risk members.
(c) Reduction in revenue per member per month is a result of the pharmacy carve-outs in 2010.

Centene Corporation Reports 2010 Second Quarter Results July 27, 2010 / Page 9

	Q2	Q1	Q4	Q3	Q2
	2010	2010	2009	2009	2009

DAYS IN CLAIMS PAYABLE
Medical	47.2	46.6	48.1	47.1	47.5
Pharmacy	1.0	1.1	2.0	1.8	1.5
TOTAL	48.2	47.7	50.1	48.9	49.0
Days in Claims Payable is a calculation of Medical Claims Liabilities at the end of the period divided by average claims expense per calendar day for such period.

CASH AND INVESTMENTS (in millions)
Regulated	$813.0	$917.9	$949.9	$911.4	$825.8
Unregulated	39.4	51.3	36.2	27.6	27.0
TOTAL	$852.4	$969.2	$986.1	$939.0	$852.8

DEBT TO CAPITALIZATION	24.5%	23.7%	33.2%	31.9%	33.0%
Debt to Capitalization is calculated as follows: total debt divided by (total debt + total equity).

OPERATING RATIOS:

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Health Benefits Ratios:
Medicaid and CHIP	83.4%	83.7%	84.5%	84.2%
ABD and Medicare	86.5	82.6	83.4	82.0
Specialty Services	81.7	79.8	81.2	79.0
Total	83.8	83.1	83.9	83.3

Total General & Administrative Expense Ratio	12.7%	13.9%	13.0%	13.7%

MEDICAL CLAIMS LIABILITY (In thousands)
The changes in medical claims liability are summarized as follows:

Balance, June 30, 2009	$406,834
Incurred related to:
Current period	3,427,022
Prior period	(59,502)
Total incurred	3,367,520
Paid related to:
Current period	2,980,741
Prior period	338,238
Total paid	3,318,979
Balance, June 30, 2010	$455,375

Centene’s claims reserving process utilizes a consistent actuarial methodology to estimate Centene’s ultimate liability.  Any reduction in the “Incurred related to:  Prior period” amount may be offset as Centene actuarially determines “Incurred related to: Current period.”  As such, only in the absence of a consistent reserving methodology would favorable development of prior period claims liability estimates reduce medical costs.  Centene believes it has consistently applied its claims reserving methodology in each of the periods presented.

The amount of the “Incurred related to: Prior period” above includes the effects of reserving under moderately adverse conditions, new markets where we use a conservative approach in setting reserves during the initial periods of operations, increased receipts from other third party payors related to coordination of benefits and lower medical utilization and cost trends for dates of service prior to June 30, 2009.